                                                                     EXHIBIT 3.4


                     FRANCHISE MORTGAGE ACCEPTANCE COMPANY

                                     BYLAWS

                                   ARTICLE I.

                               CORPORATE OFFICES

          The Board of Directors may at any time establish offices at any place or places where the corporation is qualified to do business.


                                  ARTICLE  II.

                            MEETINGS OF STOCKHOLDERS

SECTION 1.     ANNUAL MEETING OF STOCKHOLDERS
               ------------------------------

     The annual meeting of the stockholders of the Corporation shall be held on such date, within 180 days of the end of each prior fiscal year, as shall be designated by the Board of Directors and stated in the notice of the meeting, and on any subsequent day or days to which such meeting may be adjourned, for the purposes of electing directors and of transacting such other business as may properly come before the meeting. The Board of Directors shall designate the place and time for the holding of such meeting.

     At the annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting. To be properly brought before the annual meeting of stockholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in this Section 1 of Article 1, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1 of Article I. For business to be properly brought before an annual meeting by a stockholder, the stockholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of voting stock of the Corporation which are beneficially owned by the stockholder, (d) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting, and (e) a description of any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1 of
Article 1. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 1 of Article 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     For business to be properly brought before an annual meeting by a stockholder, the stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 1 of Article I.

SECTION 2.     SPECIAL MEETINGS OF STOCKHOLDERS
               --------------------------------

     Special meetings of the stockholders may be called at any time by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Such special meetings may not be called by any other person or persons. Upon written request of the persons who have duly called a special meeting, it shall be the duty of the Secretary of the Corporation to fix the date of the meeting to be held not less than ten or more than sixty days after the receipt of the request and to give due notice thereof in accordance with
Section 4 of this Article. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the persons calling the meeting may do so.

SECTION 3.     PLACE OF MEETING
               ----------------

     Every special meeting of the stockholders shall be held at such place within or without the State of Delaware as the Board of Directors may designate, or, in the absence of such designation, at the registered office of the Corporation in the State of Delaware.

SECTION 4.     NOTICE OF MEETING
               -----------------

     Except as otherwise required by law, written notice of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting, by placing such notice in the mail at least ten (10) days, but not more than sixty (60) days, prior to the day named for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice.

SECTION 5.     RECORD DATE
               -----------

     The Board of Directors may fix a date, not less than ten or more than sixty days preceding the date of any meeting of stockholders, as a record date for the determination of stockholders entitled to notice of, or to vote at, any such meeting. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period. The initial determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, that the Board of Directors may, in its discretion, fix a new record date for the adjourned meeting.

SECTION 6.     PROXIES
               -------

     The notice of every meeting of the stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

SECTION 7.     QUORUM AND VOTING
               -----------------

     A majority of the outstanding shares of stock of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of the stockholders, and the stockholders present at any duly convened meeting may continue to do business until adjournment notwithstanding any withdrawal from the meeting of holders of shares counted in determining the existence of a quorum. Directors shall be elected by a plurality of the votes cast in the election. For all other matters as to which no other voting requirement is specified by the General Corporation Law of the State of Delaware (the "General Corporation Law"), the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation") or these By-laws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting). If so provided in the Amended and Restated Certificate of Incorporation, stockholders may cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast) at a stockholders' meeting at which directors are to be elected. In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of any exchange or quotation system on which the capital stock of the Company is quoted or traded, for exemption under the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 or under any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by the General Corporation Law, the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as the case may be (or the highest such requirement if more-than one is applicable). For the approval of the appointment of independent public accountants (if submitted for a vote of the stockholders), the vote required for approval shall be a majority of the votes cast on the matter.

SECTION 8.     ADJOURNMENT
               -----------

     Any meeting of the stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

SECTION 9.     NOMINATIONS FOR ELECTION OF DIRECTORS
               -------------------------------------

     Except with respect to the initial directors elected by the Incorporator, only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as, and to serve as, directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 9 of
Article I, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 9 of Article 1. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.

     To be timely, a stockholder's notice shall be delivered or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at the annual meeting of the stockholders of the Corporation, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation, and
(ii) with respect to an election to be held at a special meeting of stockholders of the Corporation for the election of directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed to stockholders of the Corporation as provided in
Section 4 of Article I or public disclosure of the date of the special meeting was made, whichever first occurs.

     Such stockholder's notice to the Secretary shall set forth (x) as to each person whom the Stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected), and (y) as to the stockholder, giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of voting stock of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

     Except as provided in Section 3 of Article III, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 9 of Article l. The presiding officer of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     For a nomination by a stockholder to be proper, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 9 of Article 1.

                                  ARTICLE III.

                               BOARD OF DIRECTORS

SECTION 1.     NUMBER OF DIRECTORS
               -------------------

     The business, affairs and property of the Corporation shall be managed by a board of eight (8) directors. The number of directors constituting the Board of Directors may be increased or decreased from time to time by resolution by the Board of Directors; provided, however, that no such decrease shall have the effect of shortening the term of any incumbent director.

SECTION 2.     ELECTION AND TERM OF OFFICE OF DIRECTORS
               ----------------------------------------

     Directors are elected annually to serve until the next annual meeting of stockholders. Each director shall hold office for the full term to which he shall have been elected and until his successor is duly elected and shall qualify, or until his earlier death, resignation, disqualification or removal. A director need not be a resident of the State of Delaware or a stockholder of the Corporation. A director may not stand for re-election unless that director has attended, during his current term, at least seventy-five percent (75%) of the combined number of Board of Director Meetings and applicable committee meetings.

SECTION 3.     VACANCIES
               ---------

     Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 4.     REMOVAL BY STOCKHOLDERS
               -----------------------

     Any director of the Corporation may be removed, whether or not for cause, from his office as a director by vote or other action of stockholders by the holders of the majority of the shares then entitled to vote at an election of directors.

SECTION 5.     REGULAR MEETINGS
               ----------------

     Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Delaware, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings. The time or place of holding regular meetings of the Board of Directors may be changed by the Chairman of the Board or the President by giving written notice thereof as provided in Section 7 of this Article III.

SECTION 6.     SPECIAL MEETINGS
               ----------------

     Special meetings of the Board of Directors shall be held, whenever called by the Chairman of the Board, the Chairman of the Executive Committee, the President, by two directors or by resolution adopted by the Board of Directors, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting.

SECTION 7.     NOTICE
               ------

     Notice of the time and place of, and general nature of the business to be transacted at, all special meetings of the Board of Directors, and written notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be delivered personally or by telephone to each director or sent by first-class mail, telecopier or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, telecopier or by telegram, it shall be delivered personally or by telephone or by telecopier or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director provided, however, that notice of any meeting need not be given to any director if waived by him in writing, or if he shall be present at such meeting other than for purposes of objecting to the validity of the meeting.

SECTION 8.   QUORUM
             ------

     A majority of the directors in office shall constitute a quorum of the Board of Directors for the transaction of business; but a lesser number may adjourn from day to day until a quorum is present. Except as otherwise provided by law or in these Bylaws, all questions shall be decided by the vote of a majority of the directors present at a meeting at which a quorum is present.

SECTION 9.   ACTION BY WRITTEN CONSENT
             -------------------------

     Any action which may be taken at a meeting of the directors or members of any committee thereof may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all of the directors or members of such committee as the case may be and shall be filed with the Secretary of the Corporation.

SECTION 10.  MEETINGS BY CONFERENCE TELEPHONE
             --------------------------------

     Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 10 shall constitute presence in person at such meeting.

SECTION 11.  CHAIRMAN OR VICE CHAIRMEN
             -------------------------

     The Board of Directors may designate one or more of its members to be Chairman or Vice Chairman of the Board, Chairman of the Executive Committee, and Chairman of any other committees of the Board and to hold such other positions on the Board as the Board of Directors may designate.

SECTION 12.  COMPENSATION AND REIMBURSEMENT OF EXPENSES
             ------------------------------------------

     The non-management directors shall receive such compensation for their services as shall be determined by the Board of Directors and may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. No such reimbursement shall preclude any non-management director from serving the Corporation in any other capacity and receiving compensation therefor. Non-management members of special or standing committees may be allowed like reimbursement for attending committee meetings.

SECTION 13.  COMMITTEES
             ----------

     The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more of its members to constitute (i) an Executive Committee which committee, during intervals between meetings of the Board, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation to the extent permitted by law; and (ii) one or more additional committees such as an Audit Committee to review the Corporation's financial statements and financial information and to act as liaison with the Corporation's auditors, a Compensation Committee to review and propose compensation for the officers and executives of the Corporation, which, to the extent provided in said resolution or resolutions and permitted by law, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation insofar as it pertains to the responsibilities of such committee or committees, and may authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal. Such additional committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolutions adopted by the Board of Directors.

SECTION 14.  APPROVAL OF LOANS TO OFFICERS
             -----------------------------

     The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the sole judgment of the Board of Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors, in its sole discretion, shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

                                  ARTICLE IV.

                                    OFFICERS

SECTION 1.     DESIGNATION AND REMOVAL
               -----------------------

     The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, a Treasurer and such Vice Chairmen, Executive, Group, Senior or other Vice Presidents, and other officers as may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person. All officers shall hold office until their successors are elected or appointed, except that the Board of Directors may remove any officer at anytime at its discretion. The Board of Directors may empower the Chairman of the Board or the President to appoint such officers as the business of the Corporation may require, provided that notice of such appointment is deposited with the minutes of the Board of Directors. Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Nothing herein shall affect such rights as an officer may have under such officer's employment contract, if any.

SECTION 2.     POWERS AND DUTIES
               -----------------

     The officers of the Corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Chairman of the Board shall have such duties as may be assigned to him by the Board of Directors and shall preside at meetings of the Board and at meetings of the stockholders. The Vice Chairmen shall provide guidance to the Board of Directors and may act as the Chairman, as designated by a majority of the Board of Directors, if the Chairman is incapacitated or otherwise unavailable. The Chief Executive Officer of the Corporation shall have general supervision over the business, affairs, and property of the Corporation.

                                   ARTICLE V.

                                      SEAL

     The seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

                                  ARTICLE VI.

                             CERTIFICATES OF STOCK

SECTION 1.     CERTIFICATES
               ------------

     The shares of stock of the Corporation shall be represented by certificates of stock, signed by the President or such Vice President or other officer designated by the Board of Directors, countersigned by the Treasurer or the Secretary or an Assistant Treasurer or an Assistant Secretary; and such signature of the President, Vice President, or other officer, such countersignature of the Treasurer or Secretary or Assistant Treasurer or Assistant Secretary, or any of them, may be executed in facsimile, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death. resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue. Said certificates of stock shall be in such form as the Board of Directors may from time to time prescribe.


SECTION 2.     LOST, STOLEN OR DESTROYED CERTIFICATES; ISSUANCE OF NEW
               --------------------------------------------------------
               CERTIFICATES
               ------------

     The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VII.

                                INDEMNIFICATION

SECTION 1.     GENERAL
               -------

     The Corporation shall indemnify, and advance Expenses (as this and all other capitalized words are defined in Section 14 of this Article) to, Indemnitee to the fullest extent permitted by applicable law in effect on the date of effectiveness of these Bylaws, and to such greater extent as applicable law may thereafter permit. The rights of Indemnitee provided under the preceding sentence shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by (S) 145(b) of the D.G.C.L. in Proceedings by or in the right of the Corporation and to the fullest extent permitted by (S) 145(a) of the D.G.C.L. in all other Proceedings.

SECTION 2.     EXPENSES RELATING TO PROCEEDINGS
               --------------------------------

     If Indemnitee is, by reason of his Corporate Status, a witness in any proceeding or is a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith as a witness or party as the case may be. If Indemnitee is a party to a proceeding and is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to each Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.

SECTION 3.     ADVANCEMENT OF EXPENSES
               -----------------------
     Indemnitee shall be advanced Expenses within ten days after requesting them to the fullest extent permitted by (S) 145(c) through (e), inclusive, of the D.G.C.L.

SECTION 4.     REQUEST FOR INDEMNIFICATION AND/OR ADVANCEMENT OF EXPENSES
               ----------------------------------------------------------

     To obtain indemnification or advancement of expenses, Indemnitee shall submit to the Corporation a written request with such information as is reasonably available to Indemnitee. The Secretary of the Corporation shall promptly advise the Board of Directors of such request and in the case of a request for advancement of expenses, any undertaking required by (S) 145(e) of the D.G.C.L.

SECTION 5.     DETERMINATION OF ENTITLEMENT:  NO CHANGE OF CONTROL
               ---------------------------------------------------

     If there has been no Change of Control at the time the request for indemnification is sent, Indemnitee's entitlement to indemnification shall be determined in accordance with (S) 145(d) of the D.G.C.L. If entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish notice to Indemnitee within ten days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. The Indemnitee may, within fourteen days after receipt of such written notice of selection, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis of such assertion. If there is an objection to the selection of Independent Counsel, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the objection is without a reasonable basis and/or for the appointment of Independent Counsel selected by the Court.

SECTION 6.     DETERMINATION OF ENTITLEMENT:  CHANGE OF CONTROL
               ------------------------------------------------

     If there has been a Change of Control at the time the request for indemnification is sent, Indemnitee's entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected jointly by Indemnitee and the Board of Directors. If no Independent Counsel has been agreed to within 21 days after either Indemnitee or the Board of Directors has first proposed a candidate for Independent Counsel, then either Indemnitee or the Board of Directors may petition the court of Chancery of the State of Delaware or any other Court of competent jurisdiction for appointment as Independent Counsel of a person selected by the Court.

SECTION 7.     PROCEDURES OF INDEPENDENT COUNSEL
               ---------------------------------

     If a Change of Control shall have occurred before the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Article) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 4 of this Article, and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him by clear and convincing evidence that the presumption should not apply.

     Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 5 or 6 of this Article to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within sixty days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere
                                                                ---------------
or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

SECTION 8.     INDEPENDENT COUNSEL EXPENSES
               ----------------------------

     The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his selection until a Court has determined that such objection is without a reasonable basis or such objection is withdrawn.

SECTION 9.     ADJUDICATION
               ------------

     In the event that (i) a determination is made pursuant to Section 5 or 6 that Indemnitee is not entitled to indemnification under this Article, (ii) advancement of Expenses is not timely made pursuant to Section 3 of this Article, (iii) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (a) within 90 days after being appointed by the Court, or (b) within 90 days after objections to his selection have been overruled by the Court, or (c) within 90 days after the time for the Corporation or Indemnitee to object to his selection, or (iv) payment of indemnification is not made within 5 days after a determination of entitlement to indemnification has been made or deemed to been made pursuant to Section 5, 6 or 7 of this Article, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced
              -------
by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 9, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

     The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9 that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all provisions of this Article. In the event that Indemnitee, pursuant to this Section 9, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

SECTION 10.  NONEXCLUSIVITY OF RIGHTS
             ------------------------

     The rights of indemnification and advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Restated Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article or any provision thereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his heirs, executors and administrators.

SECTION 11.  INSURANCE AND SUBROGATION
             -------------------------

     To the extent the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of coverage available for any such director or officer under such policy or policies.

     In the event of any payment hereunder, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

     The Company shall not be liable under this Article to make any payment of amounts otherwise indemnifiable hereunder if, and to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

SECTION 12.  SEVERABILITY
             ------------

     If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 13.  CERTAIN PERSONS NOT ENTITLED TO INDEMNIFICATION
             -----------------------------------------------

     Notwithstanding any other provision of this Article, no person shall be entitled to indemnification or advancement of Expenses under this Article with respect to any Proceeding, or any Matter therein brought or made by such person against the Corporation.

SECTION 14.  DEFINITIONS
             -----------
     For purposes of this Article:

          "Change of Control" means a change in control of the Corporation after the date of adoption of these Bylaws in any one of the following circumstances:
(i) there shall have occurred an event required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; (ii) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (iii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

          "Corporate Status" describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

          "D.G.C.L." means the Delaware General Corporation Law, as currently in effect or as amended from time to time.

          "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts. witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding, provided that such fees are actually incurred.

          "Indemnitee" includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 1 or 2 of this Article by reason of his Corporate Status.

          "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

          "Matter" is a claim, a material issue, or a substantial request for relief.

          "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 9 of this Article to enforce his rights under this Article.

SECTION 15.  NOTICES
             -------

     Any communication required or permitted to the Corporation shall be addressed to the Secretary of the Corporation and any such communication to Indemnitee shall be addressed to his home address unless he specifies otherwise and shall be personally delivered or delivered by overnight mail delivery.

SECTION 16.  CONTRACTUAL RIGHTS
             ------------------

     The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based upon good and valuable consideration, Pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between him or her and the Corporation, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions, and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.


                                 ARTICLE VIII.

                                 MISCELLANEOUS

SECTION 1.     FISCAL YEAR
               -----------

     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

SECTION 2.     WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND
               -----------------------------------------------------------
               COMMITTEES
               ----------

     Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

SECTION 3.     INTERESTED DIRECTORS; QUORUM
               ----------------------------

     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                    Adopted by the Incorporator pursuant to D.G.C.L. Section 108 as of the 21st day of August 1997



                                ----------------------------------------------
                                                   Kasey Hannah
                                                   Incorporator